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                                                                       EXHIBIT 6

MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF THE CORPORATION BIOTECH GROWTH S.A.---------------------------------------------------------------------------
In the City of Panama, Republic of Panama, on June 21, 1995, a Meeting of the Board of Directors of BIOTECH GROWTH S.A., was held in the principal offices of said corporation at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th floor, Panama, Republic of Panama, wherein a quorum was at all time present and active. All of the Directors of the corporation, PABLO JAVIER ESPINO, AIDA MAY BIGGS and ADELINA M. DE ESTRIBI, were present at the Meeting, therefore the notice of the meeting was waived. ---------------------------------------------
The President of the Corporation PABLO JAVIER ESPINO president the Meeting, and the Secretary of the Corporation ADELINA M. DE ESTRIBI served as Secretary. The President then called the Meeting to order and explained its objects: to grant power of attorney to a person chosen by the Board of Directors to act on
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behalf of the corporation with such authority as the Board may approve, there upon, after an exchange of views on motion duly made and seconded the following resolutions were unanimously approved:-----------------------------------------
RESOLVED: That be and hereby is granted a Power of Attorney as full as it may be legally necessary in favor of Mr. DANIEL BUGMANN, Swiss, born 10/10/66, with domicile at Wiesenstrasse 10, 8008 Zurich, Switzerland, to act on behalf of the Corporation individually, with full powers, wich for purposes of enunciation and not in order to limit this Power of Attorney, are detailed as follows: to purchase, alienate, transfer, sell, lease, pledge, mortgage, encumber, or dispose of in any way or manner, the movable or inmmovable, corporeal or incorporeal, property of the corporation; to accept, endorse, collect, deposit and transfer checks, notes and any other negotiable instruments in its name; to open and to close any kind of banking account, to draw form accounts and the banking deposits of the corporation, be they checking accounts, time deposits or agsinst overdraft or any other kind of deposits, be it in the Republic of Panama or abroad. To issue notes, sign, bills of exchanges as a drawer, acceptor, endorser or guarantor; accept obligations, be they of a commercial or civil nature; to represent the corporation and in matters of disposition administration as well as in all affairs of management and situations in which the corporation has an interest, also in general partnerships or joint ventures; to by stock or shares of any kind in other companies; to take part in Assemblies or meetings in order to make any kind of agreements, including agreements of constitution, transformation, increase of capital and dissolution of companies, to become the legal representative of the company, as plaintiff, defendant, third party or in any other form, in front of any office of the Republic of Panama or abroad, be they judicial, administrative, concerning labor, or of any other nature, to substitute this power in whole or partially and to revoke the substitutions, to subscribe documents wherein the corporation may be involved; as debtor or creditor; to make agreements using arbitrators or any other type of arrangement whatsoever and to complate any act or to enter into any contract that it be
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considered beneficial to the interestes of the company BIOTECH GROWTH S.A., because it is the intention of this Power of Attorney that it be exercised without any limitations whatsoever.-------------------------------------------
It is hereby expressed that this Power of Attorney can be exercised inside the territory of the Republic of Panama or in any other country.------------------ It was also resolved to give authority to the Law firm MORGAN y MORGAN to protocolize a copy of the minutes of this meeting of the Board of Directors. Having nothing else to discues, the meeting was adjourned.-------------------- (Sign.) PABLO JAIME ESPINO, PRESIDENT-----------------------------------------
(Sign.) ADELINA M. DE ESTRIBI, SECRETARY--------------------------------------
CERTIFICATE: I, ADELINA M. DE ESTRIBI, Secretary of the corporation BIOTECH GROWTH S.A., certify that the foregoing is a genuine copy of its original.----

(Sign.) ADELINA M. DE ESTRIBI, SECRETARY.-------------------------------------